SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): July 13, 2004

                             USA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Pennsylvania                      33-70992                23-2679963
(State or other               (Commission File         (I.R.S. Employer
jurisdiction of                     Number)           Identification No.)
incorporation or
organization)

                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: 610-989-0340

                                       n/a
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 OTHER EVENTS.

      On July 13, 2004, USA Technologies, Inc. ("USA") entered into a Co-Marketing Agreement (the "Agreement") with Honeywell DMC Services, L.L.C., a subsidiary of Honeywell International Inc. ("Honeywell"). Pursuant to the Agreement, USA and Honeywell will jointly market USA's Energy Miser product line on a non-exclusive basis. USA will collaborate with Honeywell in targeting Energy Miser customers and will train the Honeywell sales force and supply appropriate sales material in connection with the Energy Miser products. USA also agrees to provide Energy Miser product support and attend sales calls and trade shows with Honeywell personnel. USA will generate revenue under the Agreement by selling Energy Miser products directly to Honeywell's customers at pre-set prices. USA and Honeywell each agree to bear their own costs relating to the Agreement. The Agreement does not grant to Honeywell any proprietary right or license with respect to the Energy Miser products or any other of USA's intellectual property. The Agreement provides for a term of 12 months.

      The Agreement is attached as Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   None.

      (b)   None.

      (c)   Exhibits.

            99.1  Co-Marketing Agreement dated July 13, 2004

                                   SIGNATURES

      Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       USA TECHNOLOGIES, INC.

                                       By: /s/ George R. Jensen, Jr.
                                           -------------------------
                                       George R. Jensen, Jr.
                                       Chief Executive Officer

Dated: September 29, 2004

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                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
99.1                 Co-Marketing Agreement dated July 13, 2004

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